Exhibit 3.19
Restated Certificate of Incorporation
of
GENERAL BINDING CORPORATION
     FIRST: The name of the corporation is GENERAL BINDING CORPORATION.
     SECOND: Its registered office in the state of Delaware is located at No. 229 S. State Street, in the City of Dover, County of Kent. The name and address of its registered agent is The Prentice-Hall Corporation System, Inc., 229 S. State St., Dover, Delaware 19901.
     THIRD: The nature of the business, or objects or purposes to be transacted, promoted or carried on are:
     To manufacture, construct, compound and deal in machinery, appliances and plastic, metal, wood, chemical and other products of every nature, kind and description, and to do any and all things and perform all services connected with and incidental to all of the foregoing.
     To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, lease, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description;
     To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation;
     To acquire, hold, use, sell, assign, lease, grant licenses, in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, relating to or useful in connection with any business of this corporation;
     To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof;
     To enter into, make and perform contracts of every kind and description with any person, firm, association, corporation, municipality, county, state, body politic or government or colony or dependency thereof;
     To borrow or raise moneys for any of the purposes of the corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance, or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes;
     To loan to any person, firm or corporation any of its surplus funds, either with or without security;
     To purchase, hold, sell and transfer the shares of its own capital stock; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital except as otherwise permitted by law, and provided further that shares of its own capital stock belonging to it shall not be voted directly or indirectly;
     To have one or more offices, to carry on all or any of its operations and business and without restriction or limit as to amount to purchase or otherwise acquire, hold, own, mortgage, sell, convey or otherwise dispose of, real and personal property of every class and description in any of the states, districts, territories or colonies of the United States, and in any and all foreign countries, subject to the laws of such state, district, territory, colony or country; and
     In general, to carry on any other business in connection with the foregoing, and to have and exercise all the powers conferred by the laws of Delaware upon corporations formed under the General Corporation Law of the State of Delaware, and to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do.
     The objects and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this certificate of incorporation, but the objects and purposes specified in each of the foregoing clauses of this article shall be regarded as independent objects and purposes.
     FOURTH: The total number or shares of stock which the Corporation shall have authority to issue is 7,710,600 consisting of 7,000,000 shares of Common

Stock, twelve and one-half cents per share par value, and 710,600 shares of Class B Common Stock, twelve and one-half cents per share par value.
Voting Rights
     Each share of Common Stock and Class B Common Stock shall entitle the holder thereof to one vote and fifteen votes, respectively, per share on all matters submitted to a vote of stockholders.
Conversion
     Shares of Class B Common Stock shall be automatically converted into fully-paid and non-assessable shares of Common Stock at the rate of one share of Common Stock for each share of Class B Common Stock upon the presentation to the transfer agent for transfer of a certificate for shares of Class B Common Stock duly endorsed to a person or persons other than (i) the record holder of such shares or (ii) the surviving corporation or new corporation in a statutory merger or consolidation, respectively, in which the record holder of such shares was a constituent corporation if the transfer agent is advised of the statutory merger or consolidation by being furnished at the time of transfer with a copy of the agreement of merger or consolidation certified by the secretary of state of such record holder’s state of incorporation, in which event the shares of Class B Common Stock shall be transferred to (a) the record holder of such shares or (b) the surviving corporation or new corporation, as the case may be. The expense of any required stock transfer stamps or taxes shall be borne by the transferring record holder under arrangements satisfactory to the transfer agent.
     As promptly as practicable after such conversion, the Corporation’s transfer agent shall deliver to the transferee of the Class B Common Stock so presented a certificate representing the number of fully paid and non-assessable shares of Common Stock of the Corporation into which such Class B Common Stock was converted. Such conversion shall be deemed to have been made at the close of business on the date that such Class B Common Stock shall have been duly presented for transfer, so that the rights of the holder of such Class B Common Stock as a stockholder shall cease at such time and the person or persons entitled to receive Common Stock upon conversion of such Class B Common Stock shall be treated for all purposes as having become the record holder or holders of such Common Stock at such time; provided, however, that no such presentation on any date when the stock transfer books of the Corporation shall be closed shall be effective to constitute as the record holder or holders thereof on such date the person or persons entitled to receive Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such Common Stock as the record holder or holders hereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open.
     All shares of Class B Common stock that are converted into shares of Common Stock shall be cancelled and retired and shall not be reissued. The Corporation shall at all times reserve and keep available, solely for the purpose of issuance upon conversion of Class B Common Stock as herein provided, such number of shares of

Common Stock as shall be issuable upon the conversion of all outstanding class B Common Stock.
Dividends and Liquidation
     Except as above provided, the rights of holders of Common Stock and Class B Common Stock shall be identical. The holders of all shares of Common Stock and Class B Common Stock shall be entitled to (i) participate, on a share-for-share basis, in such dividends (payable in cash, common stock or otherwise) as may be declared and paid by the Corporation from time to time out of funds legally available therefor and (ii) share ratably in the assets of the Corporation in the event of any liquidation, dissolution, or winding up of the affairs of the Corporation. All distributions of stock of the Corporation in respect of any stock dividends, stock-splits or rights to subscribe for and purchase such stock shall be made in Common Stock to the holders of Common Stock and in Class B Common Stock to the holders of Class B Common Stock.
Issuance of Stock
     Subject to the provisions of this Certificate of Incorporation and except as otherwise provided by law, the shares of stock of the Corporation, regardless of class, may be issued for such consideration, not less than the par value of stock with par value, and for such corporate purposes as the Board of Directors may from time to time determine.
     The Board of Directors may issue shares of the Corporation to the stockholders of the Corporation pro rata in the form of stock dividends and/or stock splitups which stock dividends and/or stock splitups may or may not affect, in the discretion of the Board of Directors, the capital account of the Corporation, except that the capital account, after any such issuance of shares, shall not be less than the aggregate par value of all issued shares having a par value.
Preemptive Rights
     No stockholder of this Corporation shall by reason of his holding shares of any class have any preemptive or preferential right to purchase or subscribe to any shares of any class of this Corporation, not or hereafter to be authorized, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares or notes, debentures, bonds or other securities, would adversely affect the dividend or voting rights of such stockholders, other than the preemptive or preferential rights, if any, as the Board of Directors, in its discretion from time to time may grant, and at such price as the Board of Directors in its discretion may fix; and the Board of Directors may issue shares of any class of this Corporation, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, without offering any such shares of any class, either in whole or in part, to the existing stockholders of any class.

     FIFTH: The minimum amount of capital with which the corporation will commence business is One Thousand Dollars ($1,000.00).
     SIXTH: The names and places of residence of the incorporators are as follows:

NAMES	RESIDENCES
A. D. Grier	Wilmington, Delaware
S. H. Livesay	Wilmington, Delaware
F. J. Obara, Jr.	Wilmington, Delaware
     SEVENTH: The corporation is to have perpetual existence.
     EIGHTH: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.
     NINTH: In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:
     To make, alter, amend or repeal the by-laws of the corporation;
     From time to time, (a) to issue, sell and dispose of shares of the authorized and previously unissued Common Stock of the corporation and shares of its outstanding Common Stock held in its treasury; (b) to issue, sell and dispose of the bonds, debentures, notes and other obligations or evidences of indebtedness of the corporation, including bonds, debentures, notes and other obligations or evidences of indebtedness of the corporation convertible into capital stock of the corporation of any class; and (c) to authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation;
     To declare and pay dividends on the capital stock as permitted by law;
     To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created;
     By resolution passed by a majority of the whole board, to designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in the resolution or in the by-laws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the by-laws of the corporation or as may be determined from time to time by resolution adopted by the board of directors.

     When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders’ meeting duly called for that purpose, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, as the board of directors shall deem expedient and for the best interests of the corporation.
     The corporation may in its by-laws confer powers upon its board of directors in addition to the foregoing, and in addition to the powers and authorities expressly conferred upon it by statute.
     TENTH: Section 1. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceedings, had reasonable cause to believe that his conduct was unlawful.
     Section 2. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery of such other court shall deem proper.
     Section 3. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections 1 and 2 or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.
     Section 4. Any indemnification under sections 1 and 2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in sections 1 and 2. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.
     Section 5. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article.
     Section 6. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
     Section 7. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.
     ELEVENTH. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court or equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.
     TWELFTH: Meetings of stockholders may be held outside the State of Delaware, if the by-laws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Elections of directors need not be by ballot unless the by-laws of the corporation shall so provide.
     THIRTEENTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.
     Signed and attested to on November 5, 1979.

/s/ [Illegible]
Vice President & Treasurer

Attest:

/s/ [Illegible]
Secretary

STATE OF ILLINOIS	)
	)	SS.:
COUNTY OF LAKE	)
     BE IT REMEMBERED that, on November 5, 1979, before me, a Notary Public duly authorized by law to take acknowledgment of deeds, personally came Frank J. Lenahan, Vice President & Treasurer of General Binding Corporation, who duly signed the foregoing instrument before me and acknowledged that such signing is his act and deed, that such instrument as executed is the act and deed of said corporation, and that the facts stated therein are true.
     GIVEN under my hand on November 5, 1979.

/s/ Ann M. Vogel
Notary Public

     Certificate of Ownership of the “GENERAL BINDING CORPORATION”, a corporation organized and existing under the laws of the State of Delaware, merging “ADVANCE TOOLING AND ENGINEERING, INC.”, a corporation organized and existing under the laws of the State of California, pursuant to Section 253 of the General Corporation Law of the State of Delaware, as received and filed in this office the twenty-ninth day of June, A.D. 1981, at 9 o’clock A.M.

CERTIFICATE OF OWNERSHIP
MERGING
ADVANCE TOOLING AND ENGINEERING, INC.
INTO
GENERAL BINDING CORPORATION
(Pursuant to Section 253 of the General Corporation Law of Delaware)
Subsidiary into Parent
     General Binding Corporation, a corporation incorporated in Delaware on the 7th day of March, 1966, pursuant to the provisions of the General Corporation Law of the State of Delaware DOES HEREBY CERTIFY that this corporation owns 100% the capital stock of Advance Tooling & Engineering, Inc., a corporation incorporated on the 11th day of September, 1970, pursuant to the provisions of the General Corporation Law of the State of California, and that this corporation, by a resolution of its Board of Directors duly adopted at a meeting held on the 26th day of June, 1981 determined to and did merge into itself said Advance Tooling & Engineering, Inc., which resolution is in the following words to wit:
     WHEREAS, this corporation lawfully owns 100% the outstanding stock of Advance Tooling & Engineering, Inc., a corporation organized and existing under the laws of California, and
     WHEREAS, this corporation desires to merge into itself the said Advance Tooling & Engineering, Inc., and to be possessed of all the estate, property, rights, privileges and franchises of said corporation,
     NOW, THEREFORE, BE IT
     RESOLVED, that this corporation merge into itself, and it does hereby merge into itself said Advance Tooling & Engineering, Inc. and assumes all of its liabilities and obligations, and
     FURTHER RESOLVED, that for purposes of accounting for the merger so described that said merger shall be effective at the close of business on the 30th day of June, 1981;
     FURTHER RESOLVED, that the Chairman and the secretary of this corporation be and they hereby are directed to make and execute, under the corporate seal of this corporation, a certificate of ownership setting forth a copy of the resolution to merge said Advance Tooling & Engineering, Inc. and assume its liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of State of Delaware, and a certified copy thereof in the office of the Recorder of Deeds of Kent County, and to transmit an executed duplicate original to the Secretary of State of California, and
     FURTHER RESOLVED, that the officers of this corporation be and they hereby are authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware; which may be in any way necessary or proper to effect said merger.
     IN WITNESS WHEREOF, said General Binding Corporation has caused its corporate seal to be affixed and this certificate to be signed by Warren R. Rothwell, its Chairman and attested by Steve Rubin, its Secretary, this 26th day of June A.D. 1981.

GENERAL BINDING CORPORATION
By:	/s/ Warren R. Rothwell
Its: Chairman

Corporate Seal

Attest:

/s/ Steve Rubin
Secretary

CERTIFICATE OF OWNERSHIP AND MERGER
of
KOELLING METALS, INC.
(a Missouri corporation)
into
GENERAL BINDING CORPORATION
(a Delaware corporation)
It is hereby certified that:
     1. General Binding Corporation (hereinafter sometimes referred to as the “Corporation”) is a business corporation of the State of Delaware.
     2. The Corporation is the owner of all of the outstanding shares of stock of Koelling Metals, Inc., which is a business corporation of the State of Missouri.
     3. The laws of the jurisdiction of organization of Koelling Metals, Inc. permit the merger of a business corporation of that jurisdiction with a business corporation of another jurisdiction.
     4. The Corporation hereby merges Koelling Metals, Inc. into the Corporation.
     5. The following is a copy of the resolutions adopted on November 12, 1982 by the Board of Directors of the Corporation to merge the said Koelling Metals, Inc. into the corporation:
     RESOLVED that Koelling Metals, Inc. be merged into this Corporation, and that all of the estate, property, rights, privileges, powers and franchises of Koelling Metals, Inc. be vested in and held and enjoyed by this Corporation as fully and entirely and without change or diminution as the same were before held and enjoyed by Koelling Metals, Inc. in its name.
     FURTHER RESOLVED that this Corporation assumes all of the obligations of Koelling Metals, Inc.
     FURTHER RESOLVED that this Corporation shall cause to be executed and filed and/or recorded the documents prescribed by the laws of the State of Missouri, and by the laws of any other appropriate jurisdiction and will cause to be performed all necessary acts within the jurisdiction of organization of Koelling Metals, Inc. and of this Corporation and in any other appropriate jurisdiction.
     FURTHER RESOLVED that the effective date of the Certificate of Ownership and Merger setting forth a copy of these resolutions shall be the close of business on December 31, 1982, and that, insofar as the General Corporation Law of the State of Delaware shall govern the same, said date shall be the effective merger date.
     FURTHER RESOLVED that this Board of Directors of General Binding Corporation does hereby approve the following Plan of Merger for the purpose of merging Koelling Metals, Inc. into General Binding Corporation:
PLAN OF MERGER
     1. General Binding Corporation, which is a business corporation of the State of Delaware, and is the owner of all of the outstanding shares of Koelling Metals, Inc., which is a business corporation of the State of Missouri, hereby merges Koelling Metals, Inc. into General Binding Corporation pursuant to the provisions of The General and Business Corporation Law of Missouri and pursuant to the provisions of the General Corporation Law of the State of Delaware.
     2. The separate existence of Koelling Metals, Inc. shall cease upon the effective date of the merger pursuant to the provisions of the General and Business Corporation Law of Missouri; and General Binding Corporation shall continue its existence pursuant to the provisions of the General Corporation Law of the State of Delaware.
     3. Inasmuch as General Binding Corporation owns all of the outstanding shares of Koelling Metals, Inc., the issued shares of Koelling Metals, Inc., shall not be converted into shares of General Binding Corporation, and no securities, cash, property or rights shall be issued, paid, delivered or granted by General Binding Corporation for said shares of Koelling Metals, Inc., but each said share which is issued as of the effective date of the merger shall be surrendered and extinguished.
     4. General Binding Corporation shall assume all of the obligations of Koelling Metals, Inc.
Executed On December 13, 1982

By:	/s/ [Illegible]
President

Attest:

/s/ [Illegible]
Its Secretary

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
* * * * *
     GENERAL BINDING CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:
     FIRST: That at a meeting of the Board of Directors of General Binding Corporation on March 20, 1987, resolutions were duly adopted setting forth proposed amendments to the Restated Certificate of Incorporation of said corporation, and declaring said amendments to be advisable and directing that the amendments be considered at the next annual meeting of the stockholders. The resolutions setting forth the proposed amendments are as follows:
     RESOLVED, that the first Paragraph of Article FOURTH of the Company’s Restated Certificate of Incorporation be amended to increase the number of authorized shares of Common Stock, par value $.125 per share to 10,500,000 shares from 7,000,000 shares and to increase the number of authorized shares of Class B Common Stock to 1,065,000 shares from 710,600 shares and that said Paragraph shall be and read as follows:
     “FOURTH. The total number of shares of stock which the corporation shall have authority to issue is 11,565,900 consisting of 10,500,000 shares of Common Stock, twelve and one-half cents per share par value, and 1,065,000 shares of Class B Common Stock, twelve and one-half cents per share par value.”
     FURTHER RESOLVED, that a new Section be added as an amendment to Article TENTH of the Corporation’s Restated Certificate of Incorporation and that such amendment shall be in compliance with Section 102(b)(7) of the Delaware General Corporation Law and that said Section shall be and read as follows:
     “ARTICLE TENTH. Section 8. No director shall be personally liable to the Corporation or its stockholders for monetary damage for breach of fiduciary duty as a director for any act or omission occurring subsequent to the date when this provision becomes effective except that be may be liable (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or any amendment thereto or successor provision thereto or (iv) for any transaction from which the director derived an improper personal benefit.”

     FURTHER RESOLVED, that except as amended in the preceding Resolutions the Corporation’s Restated Certificate of Incorporation shall continue and remain in full force and effect.
     SECOND: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendments.
     THIRD: That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
     FOURTH: That the capital of said corporation will not be reduced under or by reason of said amendment.

2

     IN WITNESS WHEREOF, said General Binding Corporation has caused its corporate seal to be hereunto affixed and this certificate to be signed by Rudolph Grua, its President, and attested by Steven Rubin, its Vice President and Secretary this 13th day of May, 1987.

GENERAL BINDING CORPORATION
By /s/ Rudolph Grua
President

ATTEST:

/s/ Steven Rubin
Vice President & Secretary

3

STATE OF ILLINOIS	)
	)	SS
COUNTY OF COOK	)
     BE IT REMEMBERED that on this 13th day of May, 1987, personally came before me, a Notary Public in and for the County and State aforesaid, Rudolph Grua, President of General Binding Corporation, a Corporation of the State of Delaware, and he duly executed said certificate before me and acknowledged and said certificate to be his act and deed and the act and deed of said Corporation and the facts stated therein are true; and that the seal affixed to said certificate end attested by the Vice President and Secretary of said Corporation is the common or corporate seal of said Corporation.
     IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.

/s/ [Illegible]
Notary Public

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
* * * * *
     GENERAL BINDING CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:
     FIRST: That at a meeting of the Board of Directors of General Binding Corporation on March 18, 1988 a resolution was duly adopted setting forth a proposed amendment to the Restated Certificate of Incorporation of said corporation, and declaring said amendment to be advisable and directing that the amendment be considered at the next annual meeting of the stockholders. The resolution setting forth the proposed amendment is as follows:
     RESOLVED, that the first paragraph of Article FOURTH of the Company’s Restated Certificate of Incorporation be amended to increase the number of authorized shares of Common Stock, par value $.125 per share to 20,000,000 shares from 10,500,000 shares and to increase the number of authorized shares of Class B Common Stock to 2,398,275 shares from 1,065,000 shares and that said Paragraph shall be and read as follows:
     “FOURTH. The total number of shares of stock which the Corporation shall have authority to issue is 22,398,275 consisting of 20,000,000 shares of Common Stock, twelve and one-half cents per share par value, and 2,398,275 shares of Class B Common Stock, twelve and one-half cents per share par value.”
     FURTHER RESOLVED, that except as amended in the preceding Resolution the Corporation’s Restated Certificate of Incorporation shall continue and remain in full force and effect.
     SECOND: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.
     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
     FOURTH: That the capital of said corporation will not be reduced under or by reason of said amendment.

     IN WITNESS WHEREOF, said General Binding Corporation has caused its corporate seal to be hereunto affixed and this certificate to be signed by Rudolph Grua, its President, and attested by Steven Rubin, its Vice President and Secretary this 10th day of May, 1988.

GENERAL BINDING CORPORATION
By /s/ Rudolph Grua
President

ATTEST:

/s/ Steven Rubin

Vice President & Secretary

STATE OF ILLINOIS	)
	)	SS.
COUNTY OF COOK	)
     BE IT REMEMBERED that on this 10th day of May, 1988, personally came before me, a Notary Public in and for the County and State aforesaid, Rudolph Grua, President of General Binding Corporation, a Corporation of the State of Delaware, and he duly executed said certificate before me and acknowledged said certificate to be his act and deed and the act and deed of said Corporation and the facts stated therein are true; and that the seal affixed to said certificate and attested by the Vice President and Secretary of said Corporation is the common or corporate seal of said Corporation.
     IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.

/s/ [Illegible]
Notary Public

CERTIFICATE OF CHANGE OF REGISTERED AGENT
AND
REGISTERED OFFICE
* * * * *
     GENERAL BINDING CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:
     The present registered agent of the corporation is The Prentice-Hall Corporation System, Inc. and the present registered office of the corporation is in the county of Kent.
     The Board of Directors of General Binding Corporation adopted the following resolution on the 30th day of March, 1993.
     Resolved, that the registered office of General Binding Corporation in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.
     IN WITNESS WHEREOF, General Binding Corporation has caused this statement to be signed by Edward J. McNulty, its Vice President and attested by Steven Rubin, its Secretary this 30th day of March, 1993.

By /s/ Edward J. McNulty
Vice President

ATTEST:

By /s/ Steven Rubin

Secretary

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
* * * * *
     GENERAL BINDING CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:
     FIRST: That at a meeting of the Board of Directors of General Binding Corporation on March 19, 1997 a resolution was duty adopted setting forth a proposed amendment to the Restated Certificate of Incorporation of said corporation, and declaring said amendment to be advisable and directing that the amendment be considered at the next annual meeting of the stockholders. The resolution setting forth the proposed amendment is as follows:
     RESOLVED, that the first paragraph of Article Fourth of the Corporation’s Certificate of Incorporation be amended so that it reads as follows:
     “FOURTH. The total number of shares of stock which the Corporation shall have authority to issue is 44,796,550 consisting of 40,000,000 shares of Common Stock, twelve and one-half cents per share par value, and 4,796,550 shares of Class B Common Stock, twelve and one-half cents per share par value.”
     FURTHER RESOLVED, that the proposal to amend Article Fourth of the Corporation’s Certificate of Incorporation be submitted to the stockholders of the Corporation for ratification at the annual meeting of stockholders to be held on May 6, 1997 and that the Secretary of the Corporation include appropriate provision with respect thereto in the notice to the stockholders of said annual meeting and in the proxy statement and the form of proxy, and that the proxy statement and form of proxy, respectively state that the Board of Directors favors a vote for the proposal and that if no specific direction is given, the proxy will be voted for such proposal.
     SECOND: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.
     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
     FOURTH: That the capital of said corporation will not be reduced under or by reason of said amendment.

     IN WITNESS WHEREOF, said General Binding Corporation has caused its corporate seal to be hereunto affixed and this certificate to be signed by Govi Reddy, its President and Chief Executive Officer, and attested by Steven Rubin, its Vice President, Secretary and General Counsel this 8th day of May, 1997.

GENERAL BINDING CORPORATION
By /s/ Govi Reddy
Govi Reddy, President and
Chief Executive Officer

ATTEST:

/s/ Steven Rubin
Steven Rubin, Vice President,
Secretary & General Counsel

STATE OF ILLINOIS	)
	)	SS.
COUNTY OF COOK	)
     BE IT REMEMBERED that on this 8th day of May, 1997, personally came before me, a Notary public in and for the County and State aforesaid, Govi Reddy, President and Chief Executive Officer of General Binding Corporation, a Corporation of the State of Delaware, and he duly executed said certificate before me and acknowledged said certificate to be his act and deed and the act and deed of said Corporation and the facts stated therein are true; and that the seal affixed to said certificate and attested by the Vice President, Secretary and General Counsel of said Corporation is the common or corporate seal of said Corporation.
     IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.

/s/ Jean Incerto
Notary Public

CERTIFICATE OF OWNERSHIP AND MERGER OF
BAKER SCHOOL SPECIALTY CO. INC. AND
U.S. RING BINDER CORP. INTO
GENERAL BINDING CORPORATION
The undersigned corporation General Binding Corporation, a Delaware corporation, DOES HEREBY CERTIFY:
FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

NAME	STATE OF CORPORATION
General Binding Corporation	Delaware
Baker School Specialty Co. Inc.	Massachusetts
U.S. Ring Binder Corp.	Massachusetts
SECOND: That General Binding Corporation owns one hundred percent (100%) of the outstanding shares of each class of capital stock of Baker School Specialty Co. Inc. and of U.S. Ring Binder Corp. and that the board of directors of General Binding Corporation has resolved to merge Baker School Specialty Co. Inc. and U.S. Ring Binder Corp. into General Binding Corporation in accordance with the requirements of Section 253 of the General Corporation Law of Delaware.
THIRD: That the name of the surviving corporation of the merger is General Binding Corporation, a Delaware corporation.
FOURTH: That the Restated Certificate of Incorporation of General Binding Corporation, a Delaware corporation which is surviving the merger, shall be the Restated Certificate of Incorporation of the surviving corporation.
FIFTH: That a copy of the resolution of the board of directors of General Binding Corporation adopted on August 7, 1998 is attached to this Certificate.

SIXTH: That this Certificate of Ownership and Merger shall be effective on its filing date.
Dated: August 7, 1998

GENERAL BINDING CORPORATION
By:	/s/ Govi C. Reddy
Govi C. Reddy
President and Chief Executive Officer

WHEREAS, the Corporation is the sole stockholder of Baker School Specialty Co., Inc. and U.S. Ring Binder Corp. both corporations of the Commonwealth of Massachusetts (the “Subsidiaries”);
WHEREAS, the Subsidiaries are to be liquidated pursuant to Sections 331 et seq. of the U.S. Internal Revenue Code; and
WHEREAS, the officers of the Corporation have recommended that the Subsidiaries be merged into the Corporation with the Corporation as the surviving entity and that the Subsidiaries’ capital stock be cancelled:
RESOLVED, that the officers of the Corporation are hereby authorized and directed to merge the Subsidiaries into the Corporation with the Corporation as the surviving entity effective as of the filing of the appropriate certificates of merger and to cancel the Subsidiaries’ capital stock;
FURTHER RESOLVED, that the Corporation may be sued in the Commonwealth of Massachusetts for any prior obligation of the Subsidiaries and for any obligation thereafter incurred by the Corporation so long as any liability remains outstanding against the Corporation in the Commonwealth of Massachusetts and that the Corporation shall irrevocably appoint the State Secretary of Massachusetts as the Corporation’s agent to accept service of process in any action for the enforcement of any such obligation, including taxes, in the same manner as provided in chapter 181 of the General Laws of Massachusetts; and
FURTHER RESOLVED, that the officers of the Corporation are authorized and directed to take such actions, and to prepare and execute such documents, as they deem necessary or desirable to effect the purposes of the foregoing resolution.

CERTIFICATE OF OWNERSHIP AND MERGER OF
IBICO INC. INTO
GENERAL BINDING CORPORATION
The undersigned corporation General Binding Corporation, a Delaware corporation, DOES HEREBY CERTIFY:
FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

NAME	STATE OF INCORPORATION
General Binding Corporation	Delaware
IBICO INC.	Illinois
SECOND: That General Binding Corporation owns one hundred percent (100%) of the outstanding shares of each class of capital stock of IBICO Inc. and that the board of directors of General Binding Corporation has resolved to merge IBICO Inc. into General Binding Corporation in accordance with the requirements of Section 253 of the General Corporation Law of Delaware.
THIRD: That the name of the surviving corporation of the merger is General Binding Corporation, a Delaware corporation.
FOURTH: That the Restated Certificate of Incorporation of General Binding Corporation, a Delaware corporation which is surviving the merger, shall be the Restated Certificate of Incorporation of the surviving corporation.
FIFTH: That a copy of the resolution of the board of directors of General Binding Corporation adopted on August 7, 1998 is attached to this Certificate.
SIXTH: That this Certificate of Ownership and Merger shall be effective on its filing date.
Dated: September 17, 1998

GENERAL BINDING CORPORATION
By:	/s/ Govi C. Reddy
Govi C. Reddy
President and Chief Executive Officer

WHEREAS, the Corporation is the sole stockholder of IBICO Inc. an Illinois corporation (“IBICO”);
WHEREAS, IBICO is to be liquidated pursuant to Sections 331 et seq. of the U.S. Internal Revenue Code; and
WHEREAS, the officers of the Corporation have recommended that IBICO be merged into the Corporation with the Corporation as the surviving entity and that IBICO’s capital stock be cancelled;
RESOLVED, that the officers of the Corporation are hereby authorized and directed to merge IBICO into the Corporation pursuant to the attached Plan of Merger with the Corporation as the surviving entity effective as of the filing of the appropriate certificates of merger and to cancel IBICO’s capital stock; and
FURTHER RESOLVED, that the officers of the Corporation are authorized and directed to take such actions and to prepare and to execute such documents as they deem necessary or desirable to effect the purposes of the foregoing resolution.

PLAN OF MERGER
This Agreement and Plan of Merger is effective this ___day of ___, 1998 between General Binding Corporation, a Delaware corporation, (“Shareholder”) and IBICO Inc., an Illinois corporation, (“Subsidiary”).
WHEREAS, Shareholder owns one hundred percent (100%) of the outstanding shares of the capital stock of Subsidiary (“Stock”); and
WHEREAS, Shareholder and Subsidiary desire to approve, to authorized, to consent to, and to effect the voluntary liquidation of the Subsidiary, the merger of the Subsidiary into the Shareholder, and the cancellation of all of Subsidiary’s Stock in accordance with the General Corporation Law of Delaware, the Illinois Business Corporation Act of 1983, and Sections 331 et seq. of the U.S. Internal Revenue Code (“Plan of Merger”);
NOW THEREFORE Shareholder and Subsidiary agree as follows:
1. Shareholder and Subsidiary approve, authorize and consent to the Plan of Merger to be effected as promptly as possible and in no event later than December 31, 1998.
2. Shareholder and Subsidiary shall file appropriate documentation with the appropriate government entities to effect this Plan of Merger.
3. After the payment of Subsidiary’s debts, or the provision therefor, all remaining property of the Subsidiary shall be distributed to Shareholder in complete cancellation or redemption of the Stock.

GENERAL BINDING CORPORATION
by:
Govi C. Reddy, President and
Chief Executive Officer

IBICO INC.
by:
Steven Rubin, Vice President
and Secretary

CERTIFICATE OF OWNERSHIP AND MERGER OF
GBC METALS CORP., GBC BUSINESS EQUIPMENT, INC.,
PRO-TECH ENGINEERING CO., INC., AND SICKINGER COMPANY
INTO GENERAL BINDING CORPORATION
The undersigned corporation General Binding Corporation, a Delaware corporation, DOES HEREBY CERTIFY:
FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

NAME	STATE OF INCORPORATION
General Binding Corporation	Delaware
GBC Metals Corp.	Nevada
GBC Business Equipment, Inc.	Florida
Pro-Tech Engineering Co., Inc.	Wisconsin
Sickinger Company	Michigan
SECOND: That General Binding Corporation owns one hundred percent (100%) of the outstanding shares of each class of capital stock of GBC Metals Corp., GBC Business Equipment, Inc., Pro-Tech Engineering Co., Inc., and Sickinger Company and that the board of directors of General Binding Corporation has resolved to merge GBC Metals Corp., GBC Business Equipment, Inc., Pro-Tech Engineering Co., Inc., and Sickinger Company into General Binding Corporation in accordance with the requirements of Section 253 of the General Corporation Law of Delaware.
THIRD: That the name of the surviving corporation of the merger is General Binding Corporation, a Delaware corporation.
FOURTH: That the Restated Certificate of Incorporation of General Binding Corporation, a Delaware corporation which is surviving the merger, shall be the Restated Certificate of Incorporation of the surviving corporation.
FIFTH: That a copy of the resolution of the board of directors of General Binding Corporation adopted on November 6, 1998 is attached to this Certificate.

SIXTH: That this Certificate of Ownership and Merger shall be effective at the close of business on December 31, 1998.
Dated: December 9, 1998

GENERAL BINDING CORPORATION
By:	/s/ Govi C. Reddy
Govi C. Reddy
President and Chief Executive Officer

WHEREAS, the Corporation is the sole stockholder of GBC Metals Corp., a Nevada corporation, GBC Business Equipment, Inc., a Florida corporation, Pro-Tech Engineering Co., Inc., a Wisconsin corporation, and Sickinger Company, a Michigan corporation;
WHEREAS, GBC Metals Corp., GBC Business Equipment, Inc., Pro-Tech Engineering Co. Inc., and Sickinger Company are to be liquidated pursuant to Sections 331 et seq. of the U.S. Internal Revenue Code; and
WHEREAS, GBC Metals Corp., GBC Business Equipment, Inc., Pro-Tech Engineering Co., Inc., and Sickinger Company are to be merged into the Corporation with the Corporation as the surviving entity and that GBC Metals Corp.’s, GBC Business Equipment, Inc.’s, Pro-Tech Engineering Co., Inc.’s, and Sickinger Company’s capital stock be cancelled;
RESOLVED, that the officers of the Corporation are hereby authorized and directed to merge GBC Metals Corp., GBC Business Equipment, Inc., Pro-Tech Engineering Co., Inc., and Sickinger Company into the Corporation pursuant to the attached Agreement and Plan of Merger with the Corporation as the surviving entity effective as of the close of business on December 31, 1998 and to cancel GBC Metals Corp.’s, GBC Business Equipment, Inc.’s, Pro-Tech Engineering Co., Inc.’s, and Sickinger Company’s capital stock; and
FURTHER RESOLVED, that the officers of the Corporation are authorized and directed to take such actions and to prepare and to execute such documents as they deem necessary or desirable to effect the purposes of the foregoing resolution.

     4. Any shareholders of GBCBE who, except for the applicability of Section 607.1104 of the Florida Business Corporations Act, would be entitled to vote and who dissent from the merger pursuant to Section 607.1320 of the Florida Business Corporation Act, may be entitled, if they comply with the provisions of the Florida Business Corporation Act regarding the rights of dissenting shareholders, to be paid the fair value of their shares.

GENERAL BINDING CORPORATION

by:

Govi C. Reddy,
President and Chief Executive Officer

GBC BUSINESS EQUIPMENT, INC.

by:

William Chambers,
Vice President

SICKINGER COMPANY

by:

William Chambers,
Vice President
GBC METALS CORP.

by:

William Chambers,
Vice President

PRO-TECH ENGINEERING CO., INC.

by:

William Chambers,
Vice President

CERTIFICATE OF OWNERSHIP AND MERGER OF
PLASTIC BINDING CORPORATION INTO
GENERAL BINDING CORPORATION
The undersigned corporation General Binding Corporation, a Delaware corporation, DOES HEREBY CERTIFY:
FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

NAME	STATE OF INCORPORATION
General Binding Corporation	Delaware
Plastic Binding Corporation	Illinois
SECOND: That General Binding Corporation owns on hundred percent (100%) of the outstanding shares of each class of capital stock of Plastic Binding Corporation and that the board of directors of General Binding Corporation has resolved to merge Plastic Binding Corporation into General Binding Corporation in accordance with the requirements of Section 253 of the General Corporation Law of Delaware.
THIRD: That the name of the surviving corporation of the merger is General Binding Corporation, a Delaware corporation.
FOURTH: That the Restated Certificate of Incorporation of General Binding Corporation , a Delaware corporation which is surviving the merger, shall be the Restated Certificate of Incorporation of the surviving corporation.
FIFTH: That a copy of the resolution of the board of directors of General Binding Corporation adopted on November 14, 2003 is attached to this Certificate.
SIXTH: That this Certificate of Ownership and Merger shall be effective on its filing date.
Dated: November 14, 2003

GENERAL BINDING CORPORATION
By:	/s/ Dennis J. Martin
Dennis J. Martin
President and Chief Executive Officer

BOARD OF DIRECTORS RESOLUTIONS
OF GENERAL BINDING CORPORATION
WHEREAS, the Corporation is the sole shareholder of Plastic Binding Corporation, an Illinois corporation (“Plastic”);
WHEREAS, Plastic is to be liquidated pursuant to Sections 331 et seq. of the U.S. Internal Revenue Code; and
WHEREAS, the officers of the Corporation have recommended that Plastic be merged into the Corporation with the Corporation as the surviving entity and that Plastic’s capital stock be cancelled;
RESOLVED, that the officers of the Corporation are hereby authorized and directed to merge Plastic into the Corporation pursuant to the Plan of Merger with the Corporation as the surviving entity effective as of the filing of the appropriate certificates of merger and to cancel Plastic’s capital stock; and
FURTHER RESOLVED, that the officer of the Corporation are authorized and directed to take such actions and to prepare and to execute such documents as they deem necessary or desirable to effect the purposes of the foregoing resolution.